As filed with the Securities and Exchange Commission on March 11, 1998

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                    FRANCHISE FINANCE CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)


           DELAWARE                                              86-0736091
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                           17207 North Perimeter Drive
                            Scottsdale, Arizona 85255
                                 (602) 585-4500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                               Morton H. Fleischer
                      President and Chief Executive Officer
                    Franchise Finance Corporation of America
                           17207 North Perimeter Drive
                            Scottsdale, Arizona 85255
                                 (602) 585-4500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                              With copies sent to:
                              Paul E. Belitz, Esq.
                               Brian V. Caid, Esq.
                                   Kutak Rock
                           717 17th Street, Suite 2900
                             Denver, Colorado 80202

Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.

                                 ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                  Proposed            Proposed
                                                   maximum            maximum
 Title of each class             Amount           offering           aggregate            Amount of
  of securities to                to be             price             offering          registration
    be registered              registered       per share(1)          price(1)               fee
-------------------------------------------------------------------------------------------------------
Common Stock, par                961,610          $26.71875          $25,693,017            $7,580
value $.01 per share
=======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock on March 9, 1998, as reported on the New York Stock Exchange.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS                    SUBJECT TO COMPLETION
----------                    DATED MARCH 11, 1998

                                 961,610 Shares

                    FRANCHISE FINANCE CORPORATION OF AMERICA

                          Common Stock, $.01 Par Value

         This Prospectus relates to 961,610 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock") of Franchise Finance Corporation of America, a Delaware corporation (the "Company"). The Shares will be offered for sale or otherwise transferred from time to time by the stockholder named herein (the "Selling Stockholder") in transactions (which may include block transactions) on the New York Stock Exchange or in the over-the-counter market, in negotiated transactions or otherwise, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. The Selling Stockholder may offer the Shares to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, concessions, commissions or otherwise. The Selling Stockholder and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions and commissions received by any such brokers, dealers, agents or underwriters and any profit on resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The aggregate net proceeds to the Selling Shareholder from the sale of the Shares will be the purchase price of such Shares less any commissions. The Company will not receive any proceeds from the sale of Shares by the Selling Stockholder. The Company will pay all expenses incurred in connection with this offering, other than underwriting discounts and selling commissions. See "Plan of Distribution."

         The Shares initially were sold by the Company to Smith Barney Inc. which thereafter deposited them with the Trustee of the Equity Focus Trusts - REIT Portfolio Series, 1998-A (the "Trust"), a regulated unit investment trust under the Investment Company Act of 1940, to which Smith Barney Inc. acts as sponsor and depositor, in exchange for units in the Trust.

         The Common Stock is listed for trading on the New York Stock Exchange (the "NYSE") under the symbol "FFA." On March 9, 1998, the last reported sale price of the Common Stock on the NYSE was $26.875 per share.

         The Common Stock is subject to certain restrictions on ownership designed to preserve the Company's status as a real estate investment trust for federal income tax purposes. See "Restrictions on Transfers of Capital Stock."

             -----------------------------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              -----------------------------------------------------


                 The date of this Prospectus is March ___, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company makes its filings electronically. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically, which information can be accessed at http://www.sec.gov. In addition, the Common Stock is listed on the NYSE and similar information concerning the Company can be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the Commission's rules and regulations. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Room of the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

         (iv)     the Company's Current Report on Form 8-K dated June 9, 1997;

         (v)      the Company's Current Report on Form 8-K dated August 5, 1997;

         (vi)     the Company's  Current Report on Form 8-K dated  September 11,
                  1997;

         (vii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

         (viii)   the Company's  Current  Report on Form 8-K dated  December 29,
                  1997;

         (ix)     the  Company's  Current  Report on Form 8-K dated  January 27,
                  1998;

         (x)      the Company's  Current  Report on Form 8-K dated  February 17,
                  1998; and

         (xi) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed June 28, 1994.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to termination of the offering of the Shares, shall be deemed to be incorporated by reference in this Prospectus from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or in any document filed after the date of this Prospectus which is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the documents that have been incorporated herein by reference unless the exhibits themselves are specifically incorporated by reference). Such written or oral request should be directed to the Corporate Secretary at 17207 North Perimeter Drive, Scottsdale, Arizona 85255, telephone number (602) 585-4500.


                                   THE COMPANY

         Franchise Finance Corporation of America (the "Company") is a specialty retail finance company dedicated primarily to providing real estate financing to the chain restaurant industry, as well as to the convenience store and automotive parts and service industries. The Company is a fully integrated and self-administered real estate investment trust. The Company, together with its predecessors, has been engaged in the financing of chain restaurant real estate since 1980. As of December 31, 1997, the Company had interests (which include interests in mortgage loan securitization transactions) in approximately 2,500 properties operated by more than 400 operators in approximately 50 chains located in 47 states. The Company's primary strategy is to provide all necessary financing for multi-unit operators and franchisors who own retail properties in which the Company invests.

         The Company's Common Stock trades on the NYSE under the symbol "FFA." The Company is a Delaware corporation and maintains its corporate offices at 17207 North Perimeter Drive, Scottsdale, Arizona 85255 and its telephone number is (602) 585-4500.

                                 USE OF PROCEEDS

         The Company will receive no proceeds from the sale of the Shares by the Selling Stockholder.


                               SELLING STOCKHOLDER

         The following table sets forth (i) the name of the Selling Stockholder,
(ii) the number of shares of Common Stock currently beneficially owned by the Selling Stockholder, and (iii) the number of such shares of Common Stock which will be beneficially owned by the Selling Stockholder after completion of the offering, assuming the sale of all of the shares set forth in (ii) above.

                                          Beneficial                 Beneficial
                                           Ownership                  Ownership
     Selling                                Before       Shares         After
     Stockholder                           Offering      Offered     Offering(1)
     -----------                           --------      -------     -----------

     The Equity Focus Trusts -             961,610       961,610         ---
     REIT Portfolio Series, 1998-A

(1) The exact number of Shares to be sold by the Selling Stockholder at any time or from time to time cannot currently be determined.

         See the cover page of this Prospectus for information regarding the relationship between the Company and the Selling Stockholder.

                   RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

         For the Company to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), among other things, not more than 50% in value of its outstanding capital stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 355 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To ensure that the Company remains qualified as a REIT, the Company's Certificate of Incorporation, subject to certain exceptions, provides that a transfer of Common Stock is void if it would result in Beneficial Ownership (as defined below) of the Common Stock in excess of the Ownership Limit (as defined below) or would result in the Common Stock being beneficially owned by less than 100 persons. "Transfer" generally means any sale, transfer, gift, assignment, devise or other disposition of Common Stock, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. "Beneficial Ownership" generally means ownership of Common Stock by a person who would be treated as an owner of such shares of Common Stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. "Ownership Limit" generally means 9.8% of the outstanding Common Stock of the Company and, after certain adjustments pursuant to the Certificate of Incorporation, means such greater percentage of the outstanding Common Stock as so adjusted. The Board of Directors, in its discretion, may adjust the Ownership Limit of any Person provided that after such adjustment, the Ownership Limit of all other persons shall be adjusted such that in no event may any five persons Beneficially Own more than 49% of the Common Stock. The Certificate of Incorporation provides certain remedies to the Board of Directors in the event the restrictions on Transfer are not met.

         All certificates of Common Stock will bear a legend referring to the restrictions described above. All persons who have Beneficial Ownership or who are a shareholder of record of a specified percentage (or more) of the outstanding capital stock of the Company must file a notice with the Company containing information regarding their ownership of stock as set forth in the United States Treasury Regulations promulgated under the Code (the "Treasury Regulations"). Under current Treasury Regulations, the percentage is set between
 .5% and 5%, depending on the number of record holders of capital stock.

         This ownership limitation may have the effect of precluding acquisition of control of the Company by a third party unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of the Company.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

         The provisions of the Code pertaining to REITs are highly technical and complex. The following is a summary of the material provisions which currently govern the federal income tax treatment of the Company and its stockholders. The summary is based on current law, is for general information only, and is not tax advice. The tax treatment of a holder of any of the Shares will vary depending on his or her particular situation.

         EACH INVESTOR IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION, OWNERSHIP AND SALE OF THE OFFERED SHARES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE LAWS.

Qualification of the Company as
a REIT; Opinion of Counsel

         The  Company  has  elected  to be taxed as a REIT  under  Sections  856 through 860 of the Code, commencing with its fiscal year ended December 31, 1994. The election to be taxed as a REIT will continue until it is revoked or otherwise terminated. The most important consequence to the Company of being treated as a REIT for federal income tax purposes is that it will not be subject to federal corporate income taxes on net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that typically results when a corporation earns income and distributes that income to stockholders in the form of a dividend. Accordingly, if the Company at any time fails to qualify as a REIT, the Company will be taxed on its distributed income, thereby reducing the amount of cash available for distribution to its stockholders.

         In the opinion of Kutak Rock, counsel to the Company, commencing with the taxable year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a REIT and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. This opinion is based on various assumptions and is conditioned upon the representations of the Company as to factual matters. Moreover, continued qualification and taxation as a REIT will depend on the Company's ability to satisfy on a continuing basis certain distribution levels, diversity of stock ownership and various income and asset limitations, including certain limitations concerning the ownership of securities, imposed by the Code as summarized below. While the Company intends to operate so that it will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the circumstances of the Company, no assurance can be given by counsel or the Company that the Company will so qualify for any particular year. Kutak Rock will not review compliance with these tests on a continuing basis, and will not undertake to update its opinion subsequent to the date hereof.

Taxation of the Company as a REIT

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal income tax on net income that is currently distributed to its stockholders. However, the Company may be subject to certain federal taxes based on the amount of its distributions or its inability to meet certain REIT qualification requirements. These taxes are the following:

         Tax on Undistributed Income. First, if the Company does not distribute all of its net taxable income, including any net capital gain, the Company would be taxed at regular corporate rates on the undistributed income or gains. The Company may elect to retain and pay tax on its capital gains. In that event, shareholders must include in income their shares of undistributed gain and will receive a credit equal to the tax paid by the Company.

         Tax on Prohibited Transactions. Second, if the Company has net income from certain prohibited transactions, including sales or dispositions of property held primarily for sale to customers in the ordinary course of business, such net income would be subject to a 100% confiscatory tax.

         Tax on Failure to Meet Gross Income Requirements. Third, if the Company should fail to meet either the 75% or 95% gross income test as described below but still qualify for REIT status because, among other requirements, it was able to show that such failure was due to reasonable cause, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount, if any, by which the Company failed either the 75% or the 95% gross income test, multiplied by (b) a fraction intended to reflect the Company's profitability.

         Tax on Failure to Meet Distribution Requirements. Fourth, if the Company should fail to distribute during each calendar year at least the sum of
(a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

         Alternative   Minimum  Tax.  Fifth,  the  Company  may  be  subject  to
alternative minimum tax on certain items of tax preference.

         Tax on Foreclosure Property. Sixth, if the Company has (a) net income from the sale or other disposition of foreclosure property that is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

         Tax on Built-in Gain. Seventh, if during the 10-year period (the "Recognition Period") beginning on the date that the Company's corporate predecessor merged with and into the Company, the Company recognizes gain on the disposition of any asset acquired by the Company from the corporate predecessor, then to the extent of the excess of (a) the fair market value of such asset as of the beginning of such Recognition Period over (b) the Company's adjusted basis in such asset as of the beginning of such Recognition Period, such gain will be subject to tax at the highest regular corporate rate pursuant to IRS regulations that have not yet been promulgated.

Overview of REIT Qualification Rules

         The following summarizes the basic requirements for REIT status:

                  (a) The Company must be a corporation, trust or association that is managed by one or more trustees or directors.

                  (b) The Company's stock or beneficial interests must be transferable and held by more than 100 stockholders, and no more than 50% of the value of the Company's stock may be held, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities).

                  (c) Generally, 75% (by value) of the Company's investments must be in real estate, mortgages secured by real estate, cash or government securities.

                  (d) The Company must meet three gross income tests:

                           (i) First,  at least 75% of the gross  income must be
                  derived from specific real estate sources;

                           (ii) Second, at least 95% of the gross income must be
                  from the real estate sources includable in the 75% test, or from dividends, interest or gains from the sale or disposition of stock and securities; and

                           (iii) Third, for taxable years beginning on or before
                  August 5, 1997, less than 30% of the gross income may be derived from the sale of real estate assets held for less than four years, from the sale of certain "dealer" properties or from the sale of stock or securities having a short-term holding period.

                  (e) The Company must distribute to its stockholders in each taxable year an amount at least equal to 95% of the Company's "REIT taxable income" (which is generally equivalent to taxable ordinary income and is defined below).

         The discussion set forth below explains these REIT qualification requirements in greater detail. It also addresses how these highly technical rules may be expected to impact the Company in its operations, noting areas of uncertainty that perhaps could lead to adverse consequences to the Company and its stockholders.

         Share Ownership. The Company's shares of stock are fully transferable and are subject to transfer restrictions set forth in its Certificate of Incorporation. Furthermore, the Company has more than 100 shareholders and its Certificate of Incorporation, as a general matter, provides, to decrease the possibility that the Company will ever be closely held, that no individual, corporation or partnership is permitted to actually or constructively own more than 9.8% of the number of outstanding shares of Common Stock. The Ownership Limit may be adjusted, however, by the Company's Board of Directors in certain circumstances. Purported transfers which would violate the Ownership Limit will be void. In addition, shares of Common Stock acquired in excess of the Ownership Limit may be redeemed by the Company.

         Nature of Assets. On the last day of each calendar quarter, at least 75% of the value of the Company's total assets must consist of (a) real estate assets (including interests in real property and mortgages on loans secured by real property), (b) cash and cash items (including receivables), and (c) government securities (collectively, the "real estate assets"). Except for certain partnerships and "qualified REIT subsidiaries," as described below, the securities of any issuer, other than the United States government, may not represent more than 5% of the value of the Company's total assets or 10% of the outstanding voting securities of any one issuer.

         While, as noted above, a REIT cannot own more than 10% of the outstanding voting securities of any single issuer, an exception to this rule permits REITs to own "qualified REIT subsidiaries." A "qualified REIT subsidiary" is any corporation in which 100% of its stock is owned by the REIT. The Company owns the stock or beneficial interests of several entities which will be treated as "qualified REIT subsidiaries" and will not adversely affect the Company's qualification as a REIT.

         The Company may acquire interests in partnerships that directly or indirectly own and operate properties similar to those currently owned by the Company. The Company, for purposes of satisfying its REIT asset and income tests, will be treated as if it owns a proportionate share of each of the assets of these partnerships attributable to such interests. For these purposes, the Company's interest in each of the partnerships will be determined in accordance with its capital interest in such partnership. The character of the various assets in the hands of the partnership and the items of gross income of the partnership will remain the same in the Company's hands for these purposes. Accordingly, to the extent the partnership receives qualified real estate rentals and holds real property, a proportionate share of such qualified income and assets, based on the Company's capital interest in the partnerships, will be treated as qualified rental income and real estate assets of the Company for purposes of determining its REIT characterization. It is expected that substantially all the properties of the partnerships will constitute real estate assets and generate qualified rental income for these REIT qualification purposes.

         This treatment for partnerships is conditioned on the treatment of these entities as partnerships for federal income tax purposes (as opposed to associations taxable as corporations). If any of the partnerships were treated as an association (or, in some cases, a publicly traded partnership), it would be taxable as a corporation. In such situation, if the Company's ownership in any of the partnerships exceeded 10% of the partnership's voting interests or the value of such interest exceeded 5% of the value of the Company's assets, the Company would cease to qualify as a REIT. Furthermore, in such a situation, distributions from any of the partnerships to the Company would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described below and which could therefore make it more difficult for the Company to qualify as a REIT for the taxable year in which such distribution was received. In addition, in such a situation, the interest in any of the partnerships held by the Company would not qualify as "real estate assets," which could make it more difficult for the Company to meet the 75% asset test described above. Finally, in such a situation, the Company would not be able to deduct its share of any losses generated by the partnerships in computing its taxable income. The Company will take all steps reasonably necessary to ensure that any partnership in which it acquires an interest will be treated for tax purposes as a partnership (and not as an association taxable as a corporation). However, there can be no assurance that the IRS may not successfully challenge the tax status of any such partnership.

         Income Tests. To maintain its qualification as a REIT, the Company must meet three gross income requirements that must be satisfied annually. First, at least 75% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities, from any combination of the foregoing or from certain interest rate swaps. Third, for taxable years commencing on or before August 5, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the REIT's gross income (including gross income from prohibited transactions) for each taxable year.

         Rents received by the Company on the lease of its properties will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income test if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of such tenant (a "Related-Party Tenant"). Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." The Company does not anticipate charging rent for any property that is based in whole or in part on the income or profits of any person (other than rent based on a fixed percentage or percentages of receipts or sales) and the Company does not anticipate receiving any rents from Related-Party Tenants. Furthermore, the Company expects that in substantially all cases the rents attributable to its leased personal property will be less than 15% of the total rent payable under such lease.

         Finally, for rents to qualify as "rents from real property," the Company must not operate or manage the property or furnish or render services to tenants unless the Company furnishes or renders such services through an independent contractor from whom the Company derives no revenue. The Company need not utilize an independent contractor to the extent that services provided by the Company are usually and customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." The Company does not anticipate that it will provide any services with respect to its properties.

         The Company intends to monitor the percentage of nonqualifying income and reduce the percentage of nonqualifying income if necessary. Because the income tests are based on a percentage of total gross income, increases in qualifying rents will reduce the percentage of nonqualifying income. In addition, the Company intends to acquire additional real estate assets that would generate qualifying income, thereby lowering the percentage of total nonqualifying income. Increases in other nonqualifying income may similarly affect these calculations. The Company does not expect to generate nonqualifying income in quantities which would cause it to fail either of the foregoing 75% or 95% gross income tests.

         If the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code.

These relief provisions generally will be available if the Company's failure to meet such test was due to reasonable cause and not willful neglect and the Company attaches a schedule of its income sources to its tax return that does not fraudulently or intentionally exclude any income sources. As discussed above, even if these relief provisions apply, a tax would be imposed with respect to such excess income.

         Annual Distribution Requirements. Each year, the Company must have a deduction for dividends paid (determined under Section 561 of the Code) to its stockholders in an amount equal to (a) 95% of the sum of (i) its "REIT taxable income" as defined below (computed without a deduction for dividends paid and excluding any net capital gain), (ii) any net income from foreclosure property less the tax on such income, minus (b) any "excess noncash income," as defined below. "REIT taxable income" is the taxable income of a REIT subject to certain adjustments, including, without limitation, an exclusion for net income from foreclosure property, a deduction for the excise tax on the greater of the amount by which the REIT fails the 75% or the 95% income test, and an exclusion for an amount equal to any net income derived from prohibited transactions. "Excess noncash income" means the excess of certain amounts that the REIT is required to recognize as income in advance of receiving cash, such as original issue discount on purchase money debt, over 5% of the REIT taxable income before deduction for dividends paid and excluding any net capital gain. Such distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before the REIT timely files its tax return for such year and is paid on or before the first regular dividend payment after such declaration.

         It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. Furthermore, principal payments on Company indebtedness, which would have the effect of lowering the amount of distributable cash without an offsetting deduction to Company taxable income, may adversely affect the Company's ability to meet this distribution requirement. In the event that such timing differences or reduction to distributable cash occurs, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possible long-term, borrowings or to pay dividends in the form of taxable stock dividends.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year that may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay to the IRS interest based on the amount of any deduction taken for deficiency dividends.

Failure of the Company to Qualify as a REIT

         If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company would be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, thereby reducing the amount of cash available for distribution to its stockholders. Distributions to stockholders in any year in which the Company fails to qualify would not be deductible by the Company nor would they be required to be made. In such an event, to the extent of current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory relief provisions, the Company would also be disqualified from taxation as a REIT for the four taxable years following the year during which such qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

Taxation of United States Stockholders

         As used herein, the term "United States Stockholder" means a holder of Common Stock that is for United States federal income tax purposes (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (c) an estate or trust, the income of which is subject to United States federal income taxation regardless of its source.

         Distributions Generally. As long as the Company qualifies as a REIT, distributions to a United States Stockholder up to the amount of the Company's current or accumulated earnings and profits (and not designated as capital gains dividends) will be taken into account as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions that are designated by the Company as capital gain dividends will be treated as long-term capital gain (to the extent they do not exceed the Company's actual net capital gain) for the taxable year without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income, pursuant to Section 291(d) of the Code. A distribution in excess of current or accumulated earnings and profits will first be treated as a tax-free return of capital, reducing the tax basis in the United States Stockholder's Common Stock, and a distribution in excess of the United States Stockholder's tax basis in its Common Stock will be taxable gain realized from the sale of such shares. Dividends declared by the Company in October, November or December of any year payable to a stockholder or record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not claim the benefit of any tax losses of the Company on their own income tax returns.

         The Company will have sufficient earnings and profits to treat as a dividend any distribution by the Company up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. As a result, stockholders may be required to treat as taxable dividends certain distributions that would otherwise result in tax-free returns of capital. Moreover, any "deficiency dividend" will be treated as a "dividend" (an ordinary dividend or a capital gain dividend, as the case may be), regardless of the Company's earnings and profits.

         Losses incurred on the sale of exchange of Common Stock held for less than six months will be deemed a long-term capital loss to the extent of any capital gain dividends received by the selling stockholder with respect to such stock. In the event the Company elects to retain capital gains, the Company may designate a portion of its undistributed gains. In that event, the Company will be required to pay a tax thereon. The holders of the Common Stock would be required to include such amounts in income but will be entitled to a credit for a corresponding share of the capital gain paid by the Company.

         Treatment of Tax-Exempt Stockholders. Distributions from the Company to a tax-exempt employee's pension trust or other domestic tax-exempt stockholder will generally not constitute "unrelated business taxable income" unless the stockholder has borrowed to acquire or carry its shares of the Company. A tax-exempt employee's pension trust that holds more than 10% of the shares of the capital stock of the Company may under certain circumstances be required to treat a certain percentage of dividends as unrelated business taxable income if the Company is "predominantly held" by qualified trusts. Under this provision, a REIT is predominantly held by a qualified trust if: (a) at least one qualified trust holds at least 25% of the interest of the REIT; or (b) one or more qualified trusts each own at least 10% of the interests in the REIT and such qualified trusts, in the aggregate, own at least 50% of the interests of the REIT. For these purposes, a qualified trust is any trust defined under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

State and Local Taxes

         The Company may be subject to state or local taxes in other jurisdictions such as those in which the Company may be deemed to be engaged in activities or own property or other interests. Such tax treatment of the Company in states having taxing jurisdiction over it may differ from the federal income tax treatment described in this summary. Each stockholder should consult his or her tax advisor as to the status of the Company and the Common Stock under the respective state laws applicable to them.

                              PLAN OF DISTRIBUTION

         The Company has been advised by the Selling Stockholder that it may sell or transfer all or a portion of the Shares offered hereby from time to time to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or from purchasers of the Shares for whom they may act as agent. Such sales and transfers of the Shares may be effected from time to time in one or more transactions on the NYSE, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. Any or all of the Shares may be sold or transferred from time to time by means of (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) through the writing of options on the Shares; (e) pledges as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (f) gifts, donations and contributions; and (g) any other legally available means. To the extent required, the number of Shares to be sold or transferred, the purchase price, the name of any such agent, broker, dealer or underwriter and any applicable discounts or commissions and any other required information with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate net proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of such Shares less any commissions. This Prospectus also may be used, with the Company's prior written consent, by donees and pledgees of the Selling Stockholder.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The Selling Stockholder and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         No underwriter, broker, dealer or agent has been engaged by the Company in connection with the distribution of the Shares.

         Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Stockholder will sell any or all of the Shares. The Selling Stockholder may transfer, devise or gift Shares by other means not described herein.

         The Company will pay all of the expenses incident to the registration of the Shares, other than underwriting discounts and selling commissions, if any.

         The Company has agreed to  indemnify  Smith Barney Inc. and the Selling
Stockholder  against  certain  liabilities,   including  liabilities  under  the
Securities Act.

                                  LEGAL MATTERS

         Certain legal matters relating to the Shares offered hereby and certain REIT matters relating to the Company will be passed upon for the Company by the national law firm of Kutak Rock, 717 Seventeenth Street, Suite 2900, Denver, Colorado 80202. Members and attorneys of Kutak Rock own approximately 32,000 shares of Common Stock of the Company.

                                     EXPERTS

         The financial statements and schedules for the fiscal year ended December 31, 1996, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

======================================    ======================================

         No dealer, salesperson or any                961,610 Shares
other  person has been  authorized  to
give  any  information  or to make any
representations   in  connection  with
this  offering,  other than those made
in this  Prospectus  and,  if given or
made,     such      information     or
representations  must  not  be  relied
upon as having been  authorized by the
Company,  the Selling  Stockholder  or
any broker,  dealer or agent.  Neither
the  delivery of this  Prospectus  nor
any sale made  hereunder  shall  under
any circumstance create an implication
that  there  has been no change in the
facts set forth in this  Prospectus or
in the  affairs of the  Company  since
the date hereof.  This Prospectus does
not    constitute    an    offer    or               [GRAPHIC OMITTED]
solicitation by anyone in any state in
which  such offer or  solicitation  is
not  authorized or in which the person
making such offer or  solicitation  is
not  qualified  to do so or to  anyone
whom it is unlawful to make such offer
or solicitation.
                                                     FRANCHISE FINANCE
                                                  CORPORATION OF AMERICA
--------------------------------------


           TABLE OF CONTENTS

--------------------------------------
                                                       COMMON STOCK
                                  Page
                                  ----

AVAILABLE INFORMATION.............  2
INCORPORATION OF CERTAIN
  DOCUMENTS BY REFERENCE..........  2
THE COMPANY.......................  3              ---------------------
USE OF PROCEEDS...................  3
SELLING STOCKHOLDER...............  3                   PROSPECTUS
RESTRICTIONS ON TRANSFERS OF
  CAPITAL STOCK...................  4              ---------------------
CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS..................  5
PLAN OF DISTRIBUTION.............. 11
LEGAL MATTERS..................... 11
EXPERTS  ......................... 12






                                                      March __, 1998



======================================    ======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following are the estimated expenses in connection with the registration and distribution of the Shares (other than underwriting discounts and commissions, if any):

         SEC Registration Fee......................................... $ 7,580
         Printing and Engraving Expenses..............................   5,000*
         Accounting Fees and Expenses.................................   3,500*
         Legal Fees and Expenses......................................  15,000*
         Miscellaneous................................................  10,420*

                        Total......................................... $41,500*
                                                                       =======

         ---------------
         *Estimated.

Item 15. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgements, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably believed to be in, or not opposed to, the best interests of the corporation. Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

         Article III, Section 13 of the Amended and Restated Bylaws of the registrant requires the registrant to indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the registrant or, while a director or officer of the registrant, is or was serving at the request of the registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

         The registrant's Second Amended and Restated Certificate of Incorporation also provides in Article Six that directors shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation thereof is not permitted under the Delaware General Corporation Law.

Item 16. Exhibits.

         The following is a complete list of Exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.              Description
-----------              -----------

   4.01      Specimen of Common Stock Certificate (1)

   4.02 The Second Amended and Restated Certificate of Incorporation of the Company (2)

   4.03      The Amended and Restated Bylaws of the Company (1)

   5         Opinion of Kutak Rock Regarding Legality (3)

   8         Opinion of Kutak Rock Regarding Tax Matters (4)

  23.01      Consent of Arthur Andersen LLP (3)

  23.02      Consents of Kutak Rock (included in Exhibit 5)

  24         Power  of  Attorney  (included  on page  II-5  of the  Registration
             Statement)


----------------
(1) Filed with the Securities and Exchange Commission as part of the Exhibits to the Registration Statement on Form S-4 and amendments thereto, registration number 33-65302, and incorporated herein by reference to such Registration Statement.
(2) Filed with the Securities and Exchange Commission as an exhibit to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference to such Quarterly Report on Form 10-Q.
(3) Filed herewith.
(4) To be filed by amendment.

Item 17. Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To  include  any  prospectus  required  by  Section
                  10(a)(3)   of  the   Securities   Act  of  1933,   as  amended
                  ("Securities Act");

                         (ii) To reflect in the  prospectus  any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

                        (iii) To include any material  information  with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 11, 1998.

                          FRANCHISE FINANCE CORPORATION OF AMERICA



                          By /s/ Morton H. Fleischer
                            ----------------------------------------------------
                                 Morton H. Fleischer, Chairman of the Board,
                                 President, Chief Executive Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Morton H. Fleischer his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, lawfully may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





       Signature                         Title                         Date
       ---------                         -----                         ----


/s/ Morton H. Fleischer      Chairman of the Board, President,    March 11, 1998
--------------------------   Chief Executive Officer and
Morton H. Fleischer          Director



/s/ John Barravecchia        Executive Vice President, Chief      March 11, 1998
--------------------------   Financial Officer, Treasurer and
John Barravecchia            Assistant Secretary




/s/ Catherine F. Long        Senior Vice President, Finance,      March 11, 1998
--------------------------   Principal Accounting Officer,
Catherine F. Long            Assistant Secretary and Assistant
                             Treasurer




/s/ Willie R. Barnes         Director                             March 11, 1998
--------------------------
Willie R. Barnes




/s/ William C. Foxley        Director                             March 9, 1998
--------------------------
William C. Foxley




/s/ Robert W. Halliday       Chairman Emeritus                    March 10, 1998
--------------------------
Robert W. Halliday

/s/ Donald C. Hannah         Director                             March 11, 1998
--------------------------
Donald C. Hannah



/s/ Dennis E. Mitchem        Director                             March 9, 1998
--------------------------
Dennis E. Mitchem



/s/ Louis P. Neeb            Director                             March 11, 1998
--------------------------
Louis P. Neeb



/s/ Kenneth B. Roath         Director                             March 11, 1998
--------------------------
Kenneth B. Roath



/s/ Wendell J. Smith         Director                             March 10, 1998
--------------------------
Wendell J. Smith



/s/ Casey J. Sylla           Director                             March 11, 1998
--------------------------
Casey J. Sylla



/s/ Shelby Yastrow           Director                             March 11, 1998
--------------------------
Shelby Yastrow

                                  EXHIBIT INDEX


Exhibit No.              Description
-----------              -----------

   4.01      Specimen of Common Stock Certificate (1)

   4.02 The Second Amended and Restated Certificate of Incorporation of the Company (2)

   4.03      The Amended and Restated Bylaws of the Company (1)

   5         Opinion of Kutak Rock Regarding Legality (3)

   8         Opinion of Kutak Rock Regarding Tax Matters (4)

  23.01      Consent of Arthur Andersen LLP (3)

  23.02      Consents of Kutak Rock (included in Exhibit 5)

  24         Power  of  Attorney  (included  on page  II-5  of the  Registration
             Statement)


----------------
(1) Filed with the Securities and Exchange Commission as part of the Exhibits to the Registration Statement on Form S-4 and amendments thereto, registration number 33-65302, and incorporated herein by reference to such Registration Statement.
(2) Filed with the Securities and Exchange Commission as an exhibit to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference to such Quarterly Report on Form 10-Q.
(3) Filed herewith.
(4) To be filed by amendment.
                                      II-7